Exhibit 32.1
Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Pan American Silver Corp. (the "Registrant") filed under cover of Form 40-F for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael Steinmann, as Chief Executive Officer of the Registrant, and A. Robert Doyle, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.
_/s/ “Michael Steinmann”______________________
By:    Michael Steinmann
Title:    President & Chief Executive Officer
March 12, 2019

/s/ “A. Robert Doyle”__________________________
By:    A. Robert Doyle
Title:    Chief Financial Officer
March 12, 2019
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.